Exhibit 16


                   Calculation of Parnassus Fund Total Return

The Parnassus Fund calculates its average annual total return quotations for the one-year, five-year and ten-year (life of the fund) periods ended on the date of the most recent balance sheet included in the registration statement, by finding the average annual compounded rates of return over the one, five and ten year periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                                                   P(1+T)n = ERV

Where:     P       =       a hypothetical initial payment of $1,000

           T       =       average annual total return

           n       =       number of years

           ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year periods at the end of the 1, 5, or 10 year periods (or fractional portion thereof);

These calculations incorporate the following assumptions:

1. The maximum sales load (or other charges deducted from payments) is deducted from the initial $1,000 payment.

2. All dividends and distributions by the Fund are reinvested at the price stated in the prospectus on the reinvestment dates during the period, i.e., any sales load charged upon reinvestment of dividends would be reflected.

3. All recurring fees, if any, charged to all shareholder accounts are included.

4. The ending redeemable value assumes a complete redemption at the end of the 1, 5, or 10 year periods and the deduction of all nonrecurring charges deducted at the end of each period.

One Year SEC Total Return Calculation:                     Exhibit 16- Page 2

Starting NAV: $32.82
Ending NAV: $31.77
Distributions during the period:


               12/31/95           1.274

On 12/31/95, a $1,000 investment made on 12/31/94 would be worth: $970.90 Average Annual Total Return: -2.91%

Five Year SEC Total Return Calculation:

Starting NAV: $16.09
Ending NAV: $31.77
Distributions during the period:


               12/19/91           $0.910
               12/18/92           $2.204
               12/17/93           $3.240
               12/16/94           $2.720
               12/31/95           $1.274

On 12/31/95,  a  $1,000  investment  made on  12/31/90 would be worth: $2,662.10
Average Annual Total Return: 21.63%

Ten Year SEC Total Return Calculation:

Starting NAV: $17.79
Ending NAV: $31.77
Distributions during the period:


               05/22/86           $0.140
               05/29/87           $0.700
               12/29/88           $2.550
               12/19/89           $0.410
               12/18/90           $0.166
               12/19/91           $0.910
               12/18/92           $2.204
               12/17/93           $3.240
               12/16/94           $2.720
               12/31/95           $1.274

On  12/31/95,  a $1,000  investment  made  on 12/31/85 would be worth: $2,897.40
Average Annual Total Return: 11.22%